As filed with the Securities and Exchange Commission on August 21, 2025.

Registration No. 333-289665

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEMINI SPACE STATION, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	33-3263417 (I.R.S. Employer Identification Number)

600 Third Avenue, 2nd Floor
New York, NY 10016

(646) 751-44011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(302) 777-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Ryan J. Dzierniejko David J. Goldschmidt John Zelenbaba Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Copies to: Tyler Meade Chief Legal Officer 600 Third Avenue, 2nd Floor New York, NY 10016 (646) 751-4401	Joseph A. Hall Daniel P. Gibbons Claudia Carvajal Lopez Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[1]	We use this address for receiving mail and correspondence to our principal executive office located in New York, NY.

Explanatory Note

Gemini Space Station, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-289665) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a)   Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are included and incorporated herein by reference.

II-1

INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement
2.1	Form of Agreement and Plan of Merger, dated as of , 2025, by and between Gemini Astronaut Corps, LLC and Gemini Space Station, Inc.
2.2	Form of Agreement and Plan of Merger, dated as of , 2025, by and among certain blocker entities and Gemini Space Station, Inc.
2.3	Form of Agreement and Plan of Merger, dated as of , 2025, by and between Gemini Merger Sub, LLC and Gemini Space Station, LLC
3.1	Form of Amended and Restated Articles of Incorporation of Gemini Space Station, Inc.
3.2	Form of Amended and Restated Bylaws of Gemini Space Station, Inc.
4.1*	Form of Class A Common Stock Certificate
4.2	Form of Registration Rights Agreement of Gemini Space Station, Inc.
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP
10.1	Form of Third Amended and Restated Limited Liability Company Agreement of Gemini Space Station, LLC
10.2*#^	Amended and Restated Master Digital Currency Loan Agreement, dated as of April 27, 2023, by and between Gemini Space Station, LLC and Galaxy Digital LLC
10.3*^	Credit Agreement, dated as of July 11, 2025, by and among Gemini Capricorn One, LLC, Gemini Constellation, LLC and Ripple Labs Inc.
10.4^	Master Repurchase Agreement, dated as of July 25, 2025, by and between NYDIG Funding LLC and Gemini Space Station, LLC
10.5*	Form of Indemnification Agreement
10.6*†	Employment Agreement of Cameron Winklevoss
10.7*†	Employment Agreement of Tyler Winklevoss
10.8*#†	Executive Employment Agreement of Dan Chen
10.9*#†	Executive Employment Agreement of Marshall Beard
10.10*#†	Executive Employment Agreement of Tyler Meade
10.11*†	Gemini Space Station Senior Executive Severance Plan
10.12*†	Gemini Space Station Executive Severance Plan
10.13*†	Gemini Space Station, Inc. 2025 Omnibus Incentive Plan
10.14*†	Gemini Space Station, Inc. 2025 Employee Stock Purchase Plan
10.15*†	Gemini Space Station, Inc. Non-Employee Director Compensation Policy
21.1*	List of Subsidiaries of Gemini Space Station, Inc.
23.1*	Consent of Deloitte & Touche LLP, as to Gemini Space Station, LLC
23.2*	Consent of Deloitte & Touche LLP, as to Gemini Space Station, Inc.
23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
107*	Filing Fee Table

*	Previously filed.
†	Indicates a management contract or compensatory plan
#	Certain portions of this exhibit (indicated by asterisks) have been redacted in accordance with Item 601(a)(6) of Regulation S-K
^	Certain portions of this exhibit (indicated by asterisks) have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 21, 2025.

Gemini Space Station, Inc.

By:	/s/ Tyler Winklevoss
Tyler Winklevoss
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on August 21, 2025.

Signature	Title

/s/ Tyler Winklevoss	Co-Founder, Chief Executive Officer, and Director (Principal Executive Officer)
Tyler Winklevoss

*	Co-Founder, President, and Director
Cameron Winklevoss

/s/ Dan Chen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dan Chen

*	Chief Operating Officer and Director
Marshall Beard

*	Director
Sachin Jaitly

*	Director
Jonathan Durham

*	Director
James Esposito

*	Director
Maria Filipakis

*By:	/s/ Dan Chen
Dan Chen
Attorney-in-Fact

II-3